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                                                                 EXHIBIT 10.22

                                 FIRST AMENDMENT TO
                     HILTON DIRECTORS' RETIREMENT BENEFIT PLAN

          FIRST AMENDMENT, dated July 31, 1997 (this "First Amendment"), to Hilton Directors' Retirement Benefit Plan (the "Plan").

          WHEREAS, Hilton Hotels Corporation, a Delaware corporation (the "Company"), maintains the Plan;

          WHEREAS, pursuant to Section 6 of the Plan, the Company has reserved the right to amend the Plan from time to time or to terminate the Plan at any time;

          WHEREAS, the Company desires to amend the Plan as set forth in this First Amendment; and

          WHEREAS, the Company has obtained the Director Consents attached hereto as Exhibit A;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1. Effective July 31, 1997, except as provided in this First Amendment, each director's accrual of retirement benefits under the Plan shall cease.

          2. Effective July 31, 1997, subject to the consent of such director, each director's retirement benefits accrued under the Plan as of such date (as set forth on Schedule A hereto) shall be converted into that number of Stock Units (as defined below) set forth on Schedule A hereto, which number is determined by (a) calculating the annual retirement benefit that such director would receive under the Plan if such retirement benefit was fully vested and if such director retired from service as a director on July 31, 1997 at or after age 65, (b) converting the amount obtained in (a) above to a present value lump sum using a 6.5% discount rate and assuming that such annual benefit would be paid to such director for ten (10) years,
(c) multiplying the amount obtained in (b) above by a fraction, the numerator of which is the number of full months that such director served on the Board of Directors of the Company through July 31, 1997 (not to exceed 120 months), and the denominator of which is one hundred and twenty (120), and (d) dividing the amount obtained in (c) above by the Average Fair Market Value (as defined below) of one share of the Company's Common Stock, par value
$2.50 per share (the "Common Stock"), on July 31, 1997.   With respect to
each director, such Stock Units shall be credited to a separate individual account (an "Account") established and maintained by the Company for the exclusive purpose of accounting for such director's retirement benefits which are accrued in terms of Stock Units.

          For purposes of the Plan, (a) the term "Stock Unit" shall mean a measure of value, expressed as a share of the Common Stock, credited to a director under the Plan, (b) the term "Average Fair Market Value" on July 31, 1997 shall mean the average of the daily closing prices per share of Common Stock on the New York Stock Exchange Composite Tape or, if not listed

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on such exchange, on any other national securities exchange on which the
Common Stock is listed or on NASDAQ, in any case, for the month of July, or if there is no regular public trading market for such Common Stock on such date, the Average Fair Market Value shall be determined by the Board of Directors of the Company in good faith, and (c) the term "Fair Market Value," as of any given date, shall mean the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape on such date or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ; or, if the Common Stock shall not have been traded on such date or if such exchange is closed on such date, then the Fair Market Value shall be determined as of the first day prior thereto on which the Common Stock was so traded; or, if there is no regular public trading market for such Common Stock on such date, the Fair Market Value shall be determined by the Board of Directors of the Company in good faith.

          3. Section 2 of the Plan is hereby deleted in its entirety and replaced by the following Section 2:

                                     "SECTION 2

                                   PARTICIPATION

          Each person listed on Schedule A hereto shall become a participant in the Plan on the date (after the effective date of the Plan) he or she has completed 10 years of service as a director of the Company. Following the adoption of this First Amendment, no person other than those persons listed on Schedule A hereto shall become a participant in the Plan."

          4. Subsection 3.1 of the Plan is hereby deleted in its entirety and replaced by the following subsection 3.1:

          "3.1. RETIREMENT BENEFIT. A participant who retires as a director of the Company at or after attaining age 65 years will be entitled to a retirement benefit in an amount equal to the product obtained by multiplying
(x) the number of Stock Units held in such participant's Account as of the date of such participant's retirement (the "Retirement Date"), by (y) the Fair Market Value of one share of Common Stock on the Retirement Date."

          5. Subsection 3.2 of the Plan is hereby deleted in its entirety and replaced by the following subsection 3.2:

          "3.2. REINVESTMENT OF DIVIDENDS. On each dividend payment date with respect to the Common Stock, the Account of each participant shall be credited with an additional number of whole and fractional Stock Units, computed to three decimal places, equal to the product of the dividend per share then payable, multiplied by the number of Stock Units then credited to such Account, divided by the Fair Market Value of one share of Common Stock on the date on which such dividend was paid."

          6.   Subsection 3.3 of the Plan is hereby deleted in its entirety.


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          7.   Subsection 4.1 of the Plan is hereby deleted in its entirety and replaced by the following subsection 4.1:

          "4.1. PAYMENT OF RETIREMENT BENEFIT. In accordance with each participant's election, filed with the Company as described below, the retirement benefits to which such participant is entitled under subsection
3.1 shall be paid in cash to such participant (a) as a lump sum distribution within 30 days after the Retirement Date, (b) in 5 annual installments commencing within 30 days after the Retirement Date, plus interest accrued quarterly thereon at an annual rate equal to the average of the monthly closing rates applicable to 10-year United States Treasury bonds for the 12 months immediately preceding the date of payment of such installment, or (c) in 10 annual installments commencing within 30 days after the Retirement Date, plus interest accrued quarterly thereon at an annual rate equal to the average of the monthly closing rates applicable to 10-year United States Treasury bonds for the 12 months immediately preceding the date of payment of such installment.

          Prior to September 1, 1997, each director shall file an initial election with the Company with respect to the manner of payment of the retirement benefits to which such director may be entitled, and such director may, by written notice to the Company no later than one year prior to such director's Retirement Date, change such election one time."

          8. Subsection 4.2 of the Plan is hereby deleted in its entirety and replaced by the following subsection 4.2:

          "4.2. PAYMENT TO BENEFICIARY. In the event of a participant's death after such participant's Retirement Date but before all payments under subsection 4.1 have been made to such participant, the unpaid balance remaining in such participant's Account as of the date of such participant's death shall be paid to such participant's designated beneficiary hereunder, if any, and if none, to such participant's estate, in cash as a lump sum distribution within 30 days of the date of such participant's death."

          9. The effectiveness of this First Amendment with respect to each person listed on Schedule A hereto shall be subject to such person's written consent to such First Amendment.

          10. Except as expressly set forth herein, nothing herein shall be deemed or construed to alter or amend the Plan in any respect, and, except as amended and supplemented hereby, the Plan shall remain in full force and effect in accordance with the provisions thereof. Unless the context indicates otherwise, each reference in the Plan to "the plan" and the words "hereof", "hereto" and words of similar import shall mean the Plan, as amended and supplemented hereby.


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          IN WITNESS WHEREOF, the Company has caused this First Amendment to
Hilton Directors' Retirement Benefit Plan to be duly executed, this ___ day of July, 1997.

                                           HILTON HOTELS CORPORATION



                                           By: ____________________________
                                           Name:
                                           Title:


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